As filed with the Securities and Exchange Commission on April __, 2017

Registration No. 333-_______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LANTRONIX, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	33- 0362767 (I.R.S. Employer Identification Number)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(949) 453-3990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeremy R. Whitaker

Chief Financial Officer

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(949) 453-3990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt E. Scheuerman, Esq. Vice President & General Counsel Lantronix, Inc. 7535 Irvine Center Drive, Suite 100 Irvine, California 92618 (949) 453-3990	Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.0001 par value per share	1,500,000	$2.94	$4,410,000	$511.12

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum offering price per share and the maximum aggregate offering price are based on the average of the $3.17 (high) and $2.71 (low) sale price of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on April 24, 2017, which date is within five business days prior to filing this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED [________________], 2017

1,500,000 Shares

LANTRONIX, INC.

Common Stock

This prospectus relates to the disposition of up to 1,500,000 shares of Lantronix, Inc. (“Lantronix”) common stock by the selling stockholders listed in this prospectus or their permitted transferees.

All of the shares offered hereby are being sold by the selling stockholders named in this prospectus, or their permitted transferees, and Lantronix will not receive any proceeds from sales of these securities. Lantronix will bear the costs and fees of the registration of the shares, and the selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

The prices at which the selling stockholders or their permitted transferees may dispose of their Lantronix shares will be determined by the selling stockholders at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares or interests therein under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. The selling stockholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

You should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, before you invest in our common stock.

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On April 25, 2017, the last reported sale price for our common stock on the NASDAQ Capital Market was $2.91 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE YOU INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

All references to “Company” “we,” “our” or “us” refer solely to Lantronix, Inc. References to “selling stockholders” refer to those stockholders listed under the “Selling Stockholders” section of this prospectus, who may sell shares from time to time as described in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to this offering.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

1

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

In particular, this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements relating to, among other things:

•	predictions of earnings, revenues, expenses or other financial matters;
•	forecasts of our liquidity position, results of operations or available cash resources;
•	the impact of changes in our relationship with customers;
•	plans or expectations with respect to our product development activities or business strategy;
•	demand for our products or for the products of our competitors;
•	the impact of pending litigation;
•	the impact of recent accounting pronouncements; and
•	assumptions underlying any of the foregoing.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplement, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement, with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of The NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

2

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our common stock under this prospectus. Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Our Company

Lantronix, Inc. (the “Company,” “Lantronix,” “we,” “our,” or “us”) is a specialized networking company providing machine to machine (“M2M”) and Internet of Things (“IoT”) solutions. Our products deliver secure connectivity, device management and mobility for today's increasingly connected world. By networking and managing devices and machines that have never before been connected, we enable our customers to realize the possibilities of the IoT.

We began as a developer of solutions that helped to access, manage and network-enable IT machines and devices. In 2001, the Company positioned itself as an early innovator in the M2M market by expanding its focus to develop solutions that would allow original equipment manufacturers (“OEMs”) and end-users to web-enable their non-PC machines and devices. During the fiscal year ended June 30, 2012, we adopted a new strategy which included renewed focus on product development for the IoT market. Today, we are known as a global provider of smart IoT solutions that enable businesses to make better decisions with high levels of security, management and mobility.

We provide a broad portfolio of products intended to enhance the value of electronic devices and machines. Our products are typically used by enterprise and commercial businesses, government institutions, telecommunication and utility companies, financial institutions, healthcare providers and individual consumers.

We conduct our business globally and manage our sales teams by three geographic regions: the Americas; Europe, Middle East, and Africa (“EMEA”); and Asia Pacific and Japan.

Our principal executive offices are located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, and our telephone number is (949) 453-3990. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were initially formed as a California corporation in June 1989. We reincorporated as a Delaware corporation in May 2000. Our fiscal year ends on June 30.

3

The Offering

Common stock offered by us	None
Common stock offered by the selling stockholders	Up to 1,500,000 shares
Common stock outstanding immediately prior to this offering	17,586,884 shares (1)
Common stock outstanding immediately after the offering	17,586,884 shares (1)
Use of Proceeds	We will not receive any proceeds from the resale by the selling stockholders of the common stock offered by this prospectus.
Risk Factors

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 5.

NASDAQ Capital Market Symbol	LTRX

(1) Based upon the total number of issued and outstanding shares as of April 25, 2017.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, (ii) the additional risks and uncertainties described below, and (iii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

Risks Related to Stockholders’ Sales of Shares

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. If there are significant short sales of our stock, the price decline that could result from this activity may cause the share price to decline further, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional shares in the future at a time and price that our management deems acceptable, if at all.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our common stock.

We cannot assure you that we will not be required to suspend or cease sales under the registration statement, that the SEC will not issue any stop order to suspend the effectiveness of the registration statement or that, if such a stop order is issued, we will be able to amend the registration statement to respond to the stop order to permit sales to be made under the registration statement in a timely manner or at all. To the extent the registration statement is not effective, the selling stockholders’ ability to sell the shares of common stock may be limited, which could (depending on the extent of the selling stockholders’ selling activity) have a material adverse effect on the liquidity of our common stock.

5

USE OF PROCEEDS

All proceeds from the disposition of the common shares covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the disposition of the common stock by the selling stockholders. See “Plan of Distribution.”

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear the costs, fees and expenses incurred to effect the registration of the shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel of the Company and the selling stockholders and our independent registered public accounting firm.

SELLING STOCKHOLDERS

We are registering 1,500,000 shares of our common stock to permit the selling stockholders to offer such shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of April 25, 2017. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Common Stock Owned Prior to the Offering		Maximum Number of	Common Stock Owned After Offering
Name of Selling stockholder	Number of Shares	Percent of Class	Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares	Percent of Class

TL Investment GmbH	6,120,880	34.8%	1,500,000	4,620,880	26.3%

The securities reported herein are held by TL Investment GmbH (“TL Investment”). Bernhard Bruscha is one of two managing directors of TL Investment. Mr. Bruscha is a founder of Lantronix and has served as Chairman of the Board of Lantronix from June 1989 to May 2002 and from May 2012 to the present.

6

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our previous SEC filings. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share. As of April 25, 2017, there were 17,586,884 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of April 25, 2017, no shares of our preferred stock were outstanding. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock having general voting power and not separately as a class. The terms of any series of preferred stock will be set forth in an amendment to our certificate of incorporation. This registration statement does not register the offer or sale of any shares of our preferred stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below:

•	Under our bylaws, only our board of directors, the chairperson of the board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	Our bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

•	We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

7

•	Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding shares of common stock.

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On April 25, 2017, the last reported sale price for our common stock on the NASDAQ Capital Market was $2.91 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services, LLC.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, then the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

8

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales as permitted by applicable law;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share or market prices;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers as permitted by applicable law, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short as permitted by applicable law and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

9

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock subject to the registration statement of which this prospectus forms a part, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws and fees of counsel for the Company and selling stockholders; provided, however, that selling stockholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Kurt E. Scheuerman, Vice President, General Counsel and Corporate Secretary or Lantronix, Inc. Mr. Scheuerman owns shares of, and options to purchase, Lantronix common stock, both directly and as a participant in various stock and employee benefit plans.

EXPERTS

Squar Milner LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K, for the years ended June 30, 2015 and 2016 as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on Squar Milner LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

10

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

•	Our Annual Report on Form 10-K for the year ended June 30, 2016, filed with the SEC on August 24, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on October 28, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, filed with the SEC on January 27, 2017;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 12, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on September 2, 2016, September 26, 2016, and November 17, 2016; and

•	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth on pages 49 through 51 of the Registration Statement on Form S-1, as amended (Registration No. 333-37508), which was originally filed with the SEC on May 19, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the initial registration statement is initially filed and prior to the termination of this offering, provided that nothing in this prospectus shall be deemed to incorporate portions of documents or information “furnished” and not “filed” with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference at no cost. Requests should be made to: Kurt E. Scheuerman, Vice President, General Counsel and Secretary, Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

11

1,500,000 Shares

LANTRONIX, INC.

Common Stock

PROSPECTUS

___________________, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$511
Legal fees and expenses	$15,000	*
Accounting fees and expenses	$10,000	*
Miscellaneous	$489
Total expenses*	$26,000

* Does not include expense of preparing prospectus supplements and other expenses relating to specific offerings made pursuant to this prospectus.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted under Delaware law. The effect of this provision of our certificate of incorporation, as permitted by Section 145 of the Delaware General Corporation Law, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

In addition, as permitted by Section 145, our bylaws provide that we are required to indemnify our directors and officers and persons serving in these capacities in other business enterprises (including, for example, our subsidiaries) at our request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary. Our bylaws also provide that we may, in our discretion, indemnify our employees and agents in circumstances where indemnification is not required by law. The rights conferred in the bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees. We may not retroactively amend our bylaw provisions in a way that reduces the protections of the directors, officers and employees who benefit from these provisions.

We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed under Section 145 and our bylaws, as well as certain additional procedural protections. We have also purchased directors and officers liability insurance that provides coverage against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

II-1

ITEM 16.	EXHIBITS.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s annual report on Form 10-K, filed August 29, 2013).
3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s current report on Form 8-K, filed November 15, 2012).
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Amendment No. 1 filed June 13, 2000).
5.1	Opinion of Legal Counsel±
23.1	Consent of Squar Milner LLP±
23.2	Consent of Legal Counsel (included in Exhibit 5.1)±
24.1	Power of Attorney (included on the signature page of this registration statement)±

± Filed herewith.

II-2

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-3

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 27, 2017.

LANTRONIX, INC.

By:	/s/ Jeffrey Benck
Jeffrey Benck
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Jeffrey Benck and Jeremy R. Whitaker, and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey Benck	President, Chief Executive Officer and Director	April 27, 2017
Jeffrey Benck	(Principal Executive Officer)

/s/ Jeremy R. Whitaker	Chief Financial Officer	April 27, 2017
Jeremy R. Whitaker	(Principal Financial and Accounting Officer)

/s/ Bernhard Bruscha	Chairman of the Board of Directors	April 27, 2017
Bernhard Bruscha

/s/ Bruce Edwards	Director	April 27, 2017
Bruce Edwards

/s/ Paul F. Folino	Director	April 27, 2017
Paul F. Folino

/s/ Martin Hale, Jr.	Director	April 27, 2017
Martin Hale, Jr.

/s/ Hoshi Printer	Director	April 27, 2017
Hoshi Printer

II-5